                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY               Exhibit 1.1
                                   CONSOLIDATED BALANCE SHEET                           Page 1 of 2
                                   AS OF SEPTEMBER 30, 1996                             (As corrected)
                                   (THOUSANDS OF DOLLARS)


                                                                             PRO FORMA
                                                                           GIVING EFFECT
                                                             PRO FORMA      TO PROPOSED
                                                PER BOOK   ADJUSTMENTS*     TRANSACTION

                                              >C?
ASSETS

UTILITY  PLANT,  AT ORIGINAL COST:
   ELECTRIC                                    $1,250,137                    $1,250,137

   LESS: ACCUMULATED PROVISION FOR
             DEPRECIATION                         489,134                       489,134
                                              -----------   -----------     ------------
                                                  761,003             0         761,003

CONSTRUCTION WORK IN PROGRESS                      16,721                        16,721
NUCLEAR FUEL, NET                                  30,131                        30,131
                                              -----------   -----------     ------------
      TOTAL NET UTILITY PLANT                     807,855             0         807,855
                                              -----------   -----------     ------------

OTHER PROPERTY AND INVESTMENTS:
   NUCLEAR DECOMMISSIONING TRUST, AT MARKET        74,962                        74,962
   INVESTMENTS IN REGIONAL NUCLEAR
      GENERATING COMPANIES, AT EQUITY              15,315                        15,315
   OTHER, AT COST                                   4,245                         4,245
                                              -----------   -----------     ------------
                                                   94,522             0          94,522
                                              -----------   -----------     ------------

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS                           38        36,234 (a)      35,863
                                                                   (235)(b)
                                                                   (265)(c)
                                                                     91 (d)
   RECEIVABLES, NET                                39,553       (37,534)(a)       2,019
   RECEIVABLES FROM AFFILIATED COMPANIES              786                           786
   ACCRUED UTILITY REVENUES                        10,023       (10,023)(a)           0
   FUEL, MATERIAL AND SUPPLIES, AT
      AVERAGE COST                                  4,880                         4,880
   RECOVERABLE ENERGY COSTS, NET -- CURRENT         8,274                         8,274
   PREPAYMENTS AND OTHER                           10,484                        10,484
   INVESTMENT IN SECURITIES                                      11,121 (a)      11,323
                                                                    202 (c)
                                              -----------   -----------     ------------
      TOTAL CURRENT ASSETS                         74,038          (409)         73,629
                                              -----------   -----------     ------------

DEFERRED CHARGES:
   UNAMORTIZED DEBT EXPENSE                         1,379                         1,379
   INCOME TAXES, NET                               79,608                        79,608
   NET RECOVERABLE ENERGY COSTS                     5,437                         5,437
   UNRECOVERED CONTRACT OBLIGATION                 13,151                        13,151
   OTHER                                           38,601                        38,601
                                              -----------   -----------     ------------
      TOTAL DEFERRED CHARGES                      138,176             0         138,176
                                              -----------   -----------     ------------
      TOTAL ASSETS                             $1,114,591         ($409)     $1,114,182
                                              ===========   ===========     ============


*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1 (AS CORRECTED)

                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY               Exhibit 1.1
                                   CONSOLIDATED BALANCE SHEET                           Page 2 of 2
                                   AS OF SEPTEMBER 30, 1996                             (As corrected)
                                   (THOUSANDS OF DOLLARS)

                                                                             PRO FORMA
                                                                           GIVING EFFECT
                                                             PRO FORMA      TO PROPOSED
                                                PER BOOK   ADJUSTMENTS*     TRANSACTION
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                                  $26,812                       $26,812
   CAPITAL SURPLUS,  PAID IN                      150,395                       150,395
   RETAINED EARNINGS                              110,329          (249)        110,080
                                              -----------  -------------    -----------
      TOTAL COMMON STOCKHOLDER'S EQUITY           287,536          (249)        287,287

   PREFERRED STOCK NOT SUBJECT TO
      MANDATORY REDEMPTION                         53,500                        53,500
   PREFERRED STOCK SUBJECT TO MANDATORY
      REDEMPTION                                   21,000                        21,000

   LONG-TERM DEBT,  NET                           334,238                       334,238
                                              -----------  -------------    -----------
      TOTAL CAPITALIZATION                        696,274          (249)        696,025

OBLIGATIONS UNDER CAPITAL LEASES                   29,108                        29,108


   NOTES PAYABLE TO AFFILIATED COMPANIES            8,000                         8,000
   LONG-TERM DEBT AND PREFERRED STOCK -
      CURRENT PORTION                              16,200                        16,200
   OBLIGATIONS UNDER CAPITAL LEASES -
     CURRENT PORTION                                2,971                         2,971
   ACCOUNTS PAYABLE                                14,762                        14,762
   ACCOUNTS PAYABLE TO AFFILIATED
     COMPANIES                                      9,294                         9,294
   ACCRUED TAXES                                   10,119          (161)(e)       9,958
   ACCRUED INTEREST                                 4,268                         4,268
   OTHER                                           16,363                        16,363
                                              -----------  -------------    -----------
      TOTAL CURRENT LIABILITIES                    81,977          (161)         81,816

DEFERRED CREDITS:
   ACCUMULATED DEFERRED INCOME TAXES              248,202                       248,202
   ACCUMULATED DEFERRED INVESTMENT
      TAX CREDITS                                  25,200                        25,200
   DEFERRED CONTRACT OBLIGATION                    13,151                        13,151
   OTHER                                           20,679                        20,679
                                              -----------  -------------    -----------
      TOTAL DEFERRED CREDITS                      307,232             0         307,232
                                              -----------  -------------    -----------
      TOTAL CAPITALIZATION AND
            LIABILITIES                        $1,114,591         ($409)     $1,114,182
                                              ===========  =============    ===========



*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1 (AS CORRECTED)

                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY               Exhibit 1.2
                                   CONSOLIDATED INCOME STATEMENT                        Page 1 of 1
                                   FOR 12 MONTHS ENDED SEPTEMBER 30, 1996               (As corrected)
                                   (THOUSANDS OF DOLLARS)


                                                                             PRO FORMA
                                                                           GIVING EFFECT
                                                             PRO FORMA      TO PROPOSED
                                                PER BOOK   ADJUSTMENTS*     TRANSACTION

OPERATING REVENUE                                $422,461            $0        $422,461
                                               ----------  -------------     ----------

OPERATING EXPENSES:
   OPERATION -
      FUEL PURCHASED AND INTERCHANGE
         POWER                                    101,202                       101,202
      OTHER                                       146,847                       146,847
   MAINTENANCE                                     48,406                        48,406
   DEPRECIATION                                    39,219                        39,219
   AMORTIZATION/DEFERRALS OF REGULATORY
       ASSETS, NET                                 10,633                        10,633
   FEDERAL AND STATE INCOME TAXES                  12,897          (161)(e)      12,736
   TAXES OTHER THAN INCOME TAXES                   19,658                        19,658
                                               ----------  -------------     ----------
      TOTAL OPERATING EXPENSES                    378,862          (161)        378,701
                                               ----------  -------------     ----------
OPERATING INCOME:                                  43,599           161          43,760
                                               ----------  -------------     ----------
OTHER INCOME:
   EQUITY IN EARNINGS OF REGIONAL NUCLEAR
      GENERATING COMPANIES                          1,953                         1,953
   OTHER, NET                                         131          (235)(b)         (77)
                                                                    (63)(c)
                                                                     91 (d)
   INCOME TAXES - CREDIT                              364                           364
                                               ----------  -------------     ----------
      OTHER INCOME, NET                             2,448          (208)          2,240
                                               ----------  -------------     ----------
INCOME BEFORE INTEREST CHARGES                     46,047           (47)         46,000
                                               ----------  -------------     ----------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT                      24,154                        24,154
   OTHER INTEREST                                     538                           538
   LOSS ON SALE OF ACCOUNTS RECEIVABLE                              202 (a)         202
                                               ----------  -------------     ----------
      TOTAL INTEREST CHARGES                       24,692           202          24,894
                                               ----------  -------------     ----------
      NET INCOME                                  $21,355         ($249)        $21,106




*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1 (AS CORRECTED)

                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY               Exhibit 1.3
                                   CONSOLIDATED STATEMENT OF RETAINED EARNINGS          Page 1 of 1
                                   FOR 12 MONTHS ENDED SEPTEMBER 30, 1996               (As corrected)
                                   (THOUSANDS OF DOLLARS)

                                                                             PER BOOK
                                                                            ADJUSTED TO
                                                             PRO FORMA        REFLECT
                                                PER BOOK   ADJUSTMENTS*      PRO FORMA
BALANCE AT BEGINNING OF PERIOD                   $114,412                      $114,412

     NET INCOME                                    21,355      (249)             21,106

     CASH DIVIDENDS ON PREFERRED STOCK             (5,212)                       (5,212)

     CASH DIVIDEND ON COMMON STOCK                (20,226)                      (20,226)
                                               ----------  -------------     ----------
BALANCE AT END OF PERIOD                         $110,329         ($249)       $110,080
                                               ==========  =============     ==========



                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY
                                   CONSOLIDATED STATEMENT OF CAPITAL STRUCTURE
                                   AS OF SEPTEMBER 30, 1996
                                   (THOUSANDS OF DOLLARS)

                                                                             PER BOOK
                                                                            ADJUSTED TO
                                                             PRO FORMA        REFLECT
                                       %        PER BOOK   ADJUSTMENTS*      PRO FORMA      %

DEBT:
   LONG-TERM DEBT,  NET                 49.0%    $348,938             0        $348,938     49.0%


PREFERRED STOCK:
   NOT SUBJECT TO REDEMPTION                       53,500                        53,500
   SUBJECT TO REDEMPTION                           22,500                        22,500
                                                ----------   ----------      -----------
      TOTAL PREFERRED STOCK             10.7%      76,000             0          76,000     10.7%

COMMON EQUITY:
   COMMON SHARES                                   26,812                        26,812
   CAPITAL SURPLUS,  PAID IN                      150,395                       150,395
   RETAINED EARNINGS                              110,329          (249)        110,080
                                                ----------   ----------      -----------
 TOTAL COMMON STOCKHOLDER'S EQUITY      40.3%     287,536          (249)        287,287     40.3%

                                                ----------   ----------      -----------
                TOTAL CAPITAL          100.0%    $712,474          (249)       $712,225    100.0%
                                                ==========   ==========      ===========


*  EXPLANATION ON EXHIBIT 1.4  PAGE 1 OF 1 (AS CORRECTED)

PAGE>

                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY               Exhibit 1.4
                                   EXPLANATION OF ADJUSTMENTS                           Page 1 of 1
                                   (THOUSANDS OF DOLLARS)                               (As corrected)


                                                               DEBIT          CREDIT
(a)   CASH                                                      $36,234
        INVESTMENT IN SECURITIES                                 11,121
        LOSS ON SALE OF ACCOUNTS RECEIVABLE                         202
                RECEIVABLES, NET                                                $37,534
                ACCRUED UTILITY REVENUES                                         10,023

To record a sale of 9/30/96 accounts receivable for proceeds of $36,234.

                                               Fair Value % of Total Fair  Allocated Book
                                                 Assets   Value of Asse    Value           Loss
                                               ========== ==============   ===========     =========
Cash Proceeds from sale less funding costs
($36,234 - $265 (see (c) below))                 $35,969        76.06%      $36,171            $202
Estimated value of portion retained
((37,534+10,023) - $36,234)                       11,323        23.94%       11,386
                                               ========== ==============   ===========
                                                 $47,292          100%      $47,557
                                               ========== ==============   ===========


(b)   LOSS ON INVESTMENT IN SECURITIES - OTHER, NET                            $235
               CASH                                                                            $235

To record upfront fees associated with establishing the program.

(c)   LOSS ON INVESTMENT IN SECURITIES - OTHER, NET                             $63
        INVESTMENT IN SECURITIES                                                202
                CASH                                                                           $265

To reflect the costs and market valuation associated with the transaction.  The costs are based on LIBOR as of 2/28/97 of [5.38%] plus a spread of .48%.  The Loss on Sale of Accounts Receivable and Loss on Investments in Securities, will, over the life of the program reflect the funding and administrative costs of the program plus actual bad debt.

                                                           Proceeds from in                 $36,234
                                                           Funding Rate  *                     5.86%
                                                                         /                 (45/360)
                                                                                           ----------
                                                           Costs associated                    $265
                                                                                           ==========

(d)   CASH                                                                      $91
               SERVICING FEE INCOME                                                             $91

To record fees related to servicing the accounts receivable.

(e)   ACCRUED TAXES                                                $161
               FEDERAL AND STATE INCOME TAX EXPENSE                                            $161

To record the reduction in Federal and State income taxes:
                              $409     x         39.23%   =                                     161

NOTE: WMECO anticipates that the availability of accounts receivable will vary from time to time in accordance with electric energy usage. As a result, the funds that WRC has available to make the purchase may not exactly match the purchase requirement. The proposed program includes certain mechanisms to accommodate this mismatch. When the amount of receivable originated by WMECO exceed the amount of cash WRC has available, either WRC will make the purchase and owe the balance of the purchase price to WMECO on a deferred basis, or WMECO will make a capital contribution to WRC in the form of the receivables for which WRC lacks purchase price funds at that time. Conversely, if WRC develops a substantial cash balance WRC will likely dividend the excess cash to WMECO.
Such dividends may represent a return of previous capital contributions by WMECO to WRC. As a reminder, the only funds available to WRC will be those resulting from its participation in the program and WMECO's capital contributions to it. WRC will have not source of funds or obligations outside of the receivables purchase and sale program.